UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2014 (January 14, 2014)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

As previously reported, Tenneco Inc. furnished a notice to participants in the Tenneco Inc. 401(k) Retirement Savings Plan (the “Plan”), informing them that there would be a temporary “blackout period” applied to the Plan due to the Plan’s conversion to a new administrator. On December 9, 2013, the company sent a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, during the blackout period each of them would be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of Tenneco Inc. acquired in connection with his or her service or employment as a director or executive officer. The notice also stated that the company expected the blackout to end the week of January 12, 2014. On January 14, 2014, the company notified its directors and officers that the blackout period ended earlier than expected, on January 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: January 14, 2014	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary